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                                                                     Exhibit 11



                         CENTRAL SPRINKLER CORPORATION

                           EARNINGS PER COMMON SHARE




                                                           Three Months Ended
                                                               January 31,
                                                           1995          1994
                                                         -------        -------
                                                        (Amounts in thousands,
                                                      (except per share amounts)
Income before cumulative effect
  of accounting change ..........................        $ 1,448         $   424

Cumulative effect of accounting
  change to SFAS No. 109-
  Income Taxes ..................................           --               238
                                                         -------         -------

Net income ......................................        $ 1,448         $   662
                                                         =======         =======

Average number of common shares
  outstanding ...................................          4,389           4,952

Adjustment to exclude average
  unallocated common shares in ESOP .............           (686)            --

Adjustment for assumed conversion
  of stock options ..............................             49              83
                                                         -------         -------

Average number of common shares .................          3,752           5,035
                                                         =======         =======

Earnings per common share:

  Before cumulative effect of
    accounting change ...........................        $   .39         $   .08

  Cumulative effect of accounting
    change to SFAS No. 109-
    Income Taxes ................................           --               .05
                                                         -------         -------

  After cumulative effect of
    accounting change ...........................        $   .39         $   .13
                                                         =======         =======



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